Exhibit 99.1

Jan. 12, 2006

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS
Tom A. Nicholson	Chris L. Henson
Executive Vice President	Senior Executive Vice President
Investor Relations	Chief Financial Officer
(336) 733-3058	(336) 733-3008

MEDIA
Bob Denham	Burney Warren	Kenneth H. Rayborn
Senior Vice President	Executive Vice President	President and CEO
Public Relations	Mergers & Acquisitions	First Citizens Bancorp
(910) 914-9073	(252) 321-3347	(423) 478-8600

BB&T to acquire First Citizens Bancorp of Cleveland, Tenn.

          WINSTON-SALEM, N.C. — BB&T Corporation (NYSE: BBT) today said it plans to buy privately held First Citizens Bancorp in a $142.6 million transaction that would strengthen BB&T’s presence in east Tennessee, including the fast growing Interstate 75 corridor between Knoxville and Chattanooga.

          With $686 million in assets, Cleveland-based First Citizens Bancorp is the fourth largest bank in east Tennessee. Founded in 1974, it operates 16 full-service banking centers in Tennessee, two in North Carolina and one in Georgia through banking subsidiaries The Bank/First Citizens of Cleveland, Tenn.; The Home Bank of Tennessee of Maryville; and The Home Bank of Ducktown, Tenn.

          First Citizens shareholders can elect to receive either 1.30 shares of BB&T stock for each of their shares or a cash option. The cash amount would be BB&T’s average share price for a five-day period prior to closing multiplied by 1.30 (limited to 25 percent of First Citizens shares outstanding at closing. If that percentage is exceeded, a portion would be converted to stock.)

          Approved by the directors of both companies, the transaction is valued at $54.52 per First Citizens share based on the stock swap option and BB&T’s closing price Wednesday of $41.94. The merger, which is subject to regulatory and shareholder approval, is expected to be completed in the second quarter.

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          “This merger accelerates our long-term earnings growth potential by expanding our Tennessee market,” said BB&T Chairman and Chief Executive Officer John Allison. “It will allow us to extend our growing Knoxville-based presence toward Chattanooga and on to our existing north Georgia franchise.

          “But more than attractive markets, we realized long ago that the success of our mergers depends primarily on people. And First Citizens is certainly led by very experienced bankers who focus on highly personal service, profitability, growth and credit quality.”

          The merger would bump BB&T from ninth to seventh in deposit market share in Tennessee and from fifth to fourth in east Tennessee. BB&T would jump from eighth to first in deposit market share in the Cleveland metropolitan statistical area.

          Tennessee’s transportation infrastructure — including four major interstate highways in east Tennessee — makes the Midstate attractive to commercial manufacturers. More than 145 manufacturers are located in Cleveland-Bradley County alone, along with major employers in health care, financial services, retail and education.

          Knoxville is the 14th best city in the nation for business relocation or expansion and Chattanooga is among the top 50, according to Expansion Management magazine.

          First Citizens customers will be introduced to BB&T’s strong branch-based sales culture and its broad product and services line, including insurance, mutual funds, trust, online banking, annuities, investment banking, retail brokerage, treasury services, leasing and international banking.

          “For some time now, we’ve had a clear-cut goal of becoming the leading community bank in the markets we serve,” said Kenneth Rayborn, president and Chief Executive Officer of First Citizens Bancorp. “One of the great things about this merger is that BB&T’s unique community banking structure will give us the autonomy to continue toward that goal by serving our clients in the same attentive manner they’ve grown accustomed to.

          “The fact that BB&T is known throughout the industry for its highly client-focused approach to doing business makes this an even better fit.”

          BB&T divides its 11-state banking network into autonomous regions which operate like community banks. Nearly all decisions are made locally, close to the customer.

          Rayborn and Executive Vice President F. Alan Smith, along with the leadership of the other affiliate banks, will be actively involved in the merger integration and are expected to continue their association with the company, officials from both companies said.

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          Rayborn will be offered a position on the Branch Banking and Trust Company board of directors for BB&T’s lead bank subsidiary. The remaining members of the First Citizens and affiliate banks boards of directors will be asked to serve on BB&T local advisory boards. Smith will become a BB&T executive vice president.

          BB&T moved into Tennessee in December 2000 with its acquisition of the former BankFirst Corporation of Knoxville.

          The First Citizens merger announcement comes a month after BB&T said it would buy Main Street Banks Inc. of metro Atlanta in a $622.7 million stock swap.

          Winston-Salem-based BB&T Corporation and its subsidiaries offer full-service commercial and retail banking and additional financial services such as insurance, investments, retail brokerage, corporate finance, consumer finance, treasury services, international banking, leasing and trust.

          BB&T operates more than 1,400 financial centers in the Carolinas, Virginia, Maryland, West Virginia, Kentucky, Tennessee, Georgia, Florida, Alabama, Indiana and Washington, D.C.

          With $107.1 billion in assets, BB&T Corp. is the nation’s ninth largest financial holding company. More information about BB&T Corp. is available at www.BBandT.com.

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          This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections and estimates.

          Please refer to BB&T’s filings with the Securities and Exchange Commission (SEC) for a summary of important factors that could affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

          BB&T’s news releases are available at no charge through PR Newswire’s Company News On-Call facsimile service. For a menu of BB&T’s news releases or to retrieve a specific release call 1-800-758-5804, extension 809325.

          The foregoing may be deemed to be offering materials of BB&T Corporation in connection with BB&T’s proposed acquisition of First Citizens Bancorp, on the terms and subject to the conditions in the Agreement and Plan of Reorganization, dated Jan. 11, 2006, between BB&T and First Citizens. This disclosure is being made in connection with Regulation of Takeovers and Security Holder Communications (Release Nos. 33-7760 and 34-42055) adopted by the SEC.

          BB&T and First Citizens shareholders and other investors are urged to read the joint proxy statement/prospectus that will be included in the registration statement on Form S-4, which BB&T will file with the SEC in connection with the proposed merger, because it will contain important information about BB&T, First Citizens, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters.

          The respective directors and executive officers of BB&T and First Citizens and other persons may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding BB&T’s directors and executive officers is available in its proxy statement filed with the SEC on March 25, 2005.

           Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

          First Citizens is a privately held corporation.

          The press release does not constitute an offer to sell, or a solicitation of an offer to buy, shares of BB&T common stock, or the solicitation of any proxies from First Citizens shareholders.

          After it is filed with the SEC, the joint proxy statement/prospectus will be available for free, both on the SEC Web site (www.sec.gov) and from BB&T and First Citizens as follows:

          Michael L. Nichols, External Reporting Manager, BB&T Corporation, 150 S. Stratford Road, Suite 400, Winston-Salem, NC 27104. Telephone: (336) 733-3079.

          F. Alan Smith, EVP, First Citizens Bancorp, 2305 Keith St., Cleveland, TN. Telephone: (423) 478-8600.

          In addition to the proposed registration statement and joint proxy statement/prospectus, BB&T files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by either company at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC’s other public reference rooms in New York and Chicago.

          Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. BB&T filings with the SEC are also available to the public from commercial document-retrieval services and at www.sec.gov.